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                                                                  EXHIBIT 3.26.2

                             E R D A ACQUISITION CO.
                                     BYLAWS

                                     * * * *

                                    ARTICLE I
                                     OFFICES

         Section 1. The registered office shall be located in Peshtigo, Wisconsin.

         Section 2. The corporation may also have offices at such other places both within and without the State of Wisconsin as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                         ANNUAL MEETINGS OF SHAREHOLDERS

         Section 1. All meetings of shareholders for the election of directors shall be held at the corporation's headquarters in Peshtigo, Wisconsin, or at such other place as may be fixed from time to time by the board of directors.

         Section 2. Annual meetings of shareholders, commencing with the year 2001, shall be held on 1st day of June, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., at which they shall elect, pursuant to law, a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written or printed notice of the annual meeting, stating the date, time, and place of the meeting, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE III
                        SPECIAL MEETINGS OF SHAREHOLDERS

         Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Wisconsin as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the charter, may be called by the president, the board of directors, such other officers or persons provided in the articles of incorporation, or upon written demand of at least ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered.

         Section 3. Written or printed notice of a special meeting stating the date, time, and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either


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personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

         Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV
                           QUORUM AND VOTING OF STOCK

         Section 1. A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of the voting group for action on that matter, except as otherwise provided by statute or by the charter. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2. If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number of affirmative votes is required by law or the articles of incorporation.

         Section 3. Each outstanding share, regardless of class, shall be entitled to one vote on each matter voted on at a meeting of shareholders unless the articles of incorporation or law provides otherwise. A shareholder may vote either in person or by proxy as provided for in a signed appointment form executed by the shareholder or by his duly authorized attorney-in-fact.

         Section 4. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting (1) if one or more written consents setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, or (2) if so provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting groups) of votes that would be necessary to authorize or take the action at a meeting at which all the shareholders entitled to vote were present and voted.

                                    ARTICLE V
                                    DIRECTORS

         Section 1. The number of directors shall be no less than two and no more than five. Unless the articles of incorporation otherwise provide, directors need not be residents of the State of Wisconsin nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first meeting of shareholders.


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         Section 2. Unless the articles of incorporation provide otherwise, any vacancy occurring on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or if the directors remaining in office constitute fewer than a quorum of the board, the vacancy may be filled by the affirmative vote of a majority of the directors remaining in office.

         Section 3. The business affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

         Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Wisconsin, at such place or places as they may from time to time determine.

         Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

                                   ARTICLE VI
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Wisconsin.

         Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting or it may convene at such place and time as shall be fixed by the consent in writing of all the directors. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present.

         Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

         Section 4. Special meetings of the board of directors may be called on 3 business days' notice to each director, either personally, by mail or by telegram.

         Section 5. Attendance or participation of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director, at the beginning of the meeting (or promptly upon his arrival), objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of the notice of such meeting.

         Section 6. A majority of the directors then seated shall constitute a quorum for the transaction of business, unless a greater number is required by law or by the articles of


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incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present.

         Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                   ARTICLE VII
                                   COMMITTEES

         Section 1. The board of directors may create two (2) or more committees that may consist of two (2) or more members of the board. Committee members shall serve at the board of directors' pleasure. To the extent specified by the board of directors or articles of incorporation, each committee shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise provided by law.

                                  ARTICLE VIII
                                     NOTICES

         Section 1. Whenever notice is required to be given to any director or shareholder under the provisions of the statutes, the articles of incorporation or these by-laws, it shall be construed to mean written notice, which may be by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time it is deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever notice is required to be given under the provisions of the statutes, the articles of incorporation or these by-laws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX
                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the board of directors, and shall be a chairman of the board, a president, a secretary, a chief financial officer and a treasurer. The board of directors may also elect to choose a chief executive officer, vice-presidents, and one or more assistant secretaries and assistant treasurers

         Section 2. The board of directors, at its first meeting after each annual meeting of shareholders, shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board, and the chairman of the board.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and


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perform such duties as shall be determined from time to time by the board of directors.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualified (or, if earlier, as removed pursuant to the next sentence). Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                           THE CHIEF EXECUTIVE OFFICER

         Section 6. The chief executive officer, if one is appointed, shall act as the chief executive officer of the corporation, shall (in lieu preside at all meetings of the shareholders and the board of directors in the absence of the chairman of the board), shall have executive management responsiblity for the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect, all subject to the supervision of the chairman of the board.

                                  THE PRESIDENT
         Section 7. The president shall be the chief operating officer of the corporation, shall (in in lieu of a chief executive officer) preside at all meetings of the shareholders and the board of directors in the absence of the chairman of the board, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect, all subject to the supervision of the chairman of the board and (if any) the chief executive officer.

         Section 8. The president may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation or otherwise, all as permitted by law, and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

         Section 9. The vice-president, if any, and if more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders, and shall record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall

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perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                   THE CFO, TREASURER AND ASSISTANT TREASURERS

         Section 12. The chief financial officer shall supervise all financial affairs of the corporation, including matters delegated to the treasurer and any assistant treasurers, and shall perform such other duties as generally are consistent with the functions of chief financial officer.

         Section 13. The chief financial officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation or otherwise, all as permitted by law, and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         Section 14. The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 15. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control, belonging to the corporation.

         Section 16. The assistant treasurer or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


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                                    ARTICLE X
                             CERTIFICATES FOR SHARES

         Section 1. The shares of the corporation shall be represented by certificates or shall be uncertificated, as determined by resolution of the board of directors from time to time. Each share certificate shall be signed by the chairman of the board or chief executive officer or president or a vice-president, and the secretary or chief executive officer, or by the board of directors, and may be sealed with the seal of the corporation or a facsimile thereof.

         When the corporation is authorized to issue different classes of shares or different series within a class, there shall be set forth upon the face or back of any certificate therefor (or each such certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge), a full statement of the designations, preferences, limitations, and relative rights applicable to each class, and the variations in the relative rights, preferences, and limitations determined for each series and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Section 2. The signatures of the persons signing a share certificate may be facsimiles. In case any person who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to hold such office before such certificate is issued, the certificate is nevertheless valid.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation, which is alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFERS OF SHARES

         Section 4. Upon surrender, to the corporation or the transfer agent of the corporation, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be cancelled and the transaction recorded upon the books of the corporation.

                               FIXING RECORD DATE

         Section 5. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a record date, in advance, that may not be more than seventy
(70) days before the meeting or action requiring a determination of shareholders.

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                             REGISTERED SHAREHOLDERS

         Section 6. The corporation shall be entitled to recognize a person, registered on its books as the owner of shares, as having the exclusive right to receive dividends and to vote with respect to shares shown to be owned, and as being exclusively liable for calls and assessments upon shares shown to be owned, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Wisconsin.

                              LIST OF SHAREHOLDERS

         Section 7. A list of shareholders as of the record date, prepared in alphabetical order, arranged by voting group, showing the address of and the number of shares held by each shareholder, and certified by the corporate officer responsible for its preparation or the transfer agent, shall be open for inspection at any meeting of shareholders.

                                   ARTICLE XI
                               GENERAL PROVISIONS
                                    DIVIDENDS

         Section 1. Subject to the law and any applicable provisions of the articles of incorporation, dividends may be declared by the board of directors at any regular or special meeting, and may be paid in cash, in property or in shares of the corporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper, as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

         Section 3. All checks or demands for money, and notes of the corporation, shall be signed by such officer or officers, or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

         Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Wisconsin". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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                                   ARTICLE XII
                                   AMENDMENTS

         Section 1. These by-laws may be amended or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board, except to the extent (if any) that the articles of incorporation or law reserve this power to the shareholders.